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                                                            EXHIBIT 10.09
                                                            -------------



SILICON VALLEY BANK

EAST COAST EQUIPMENT LOAN

LOAN AND SECURITY AGREEMENT

Borrower:    Silknet Software, Inc.           Address: The Gateway Building
                                                       50 Phillippe Cote Street
                                                       Manchester, NH 03101
Date:        March 5, 1997





THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK, a California state chartered bank ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 40 William Street, Suite 350, Wellesley, MA 02181 doing business under the name "Silicon Valley East" and the borrower named above, (jointly and severally, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address").

1. LOANS. Silicon will make loans to Borrower (the "Loans") in amounts determined by Silicon in its reasonable business judgment up to the amount (the "Credit Limit") shown on the Schedule to this Agreement (the "Schedule"), provided no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred. All Loans and other monetary Obligations will bear interest at the rate shown on the Schedule. Interest will be payable monthly, on the date shown on the monthly billing from Silicon. Silicon may, in its discretion, charge interest to Borrower's deposit accounts maintained with Silicon.

2. SECURITY INTERESTS. As security for all present and future indebtedness, guarantees, liabilities, and other obligations, of Borrower to Silicon (collectively, the "Obligations"). Borrower hereby grants Silicon a continuing security interest in all of Borrower's interest in the following types of property, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"): All "accounts," "general intangibles," "chattel paper," "documents," "letters of credit," "instruments," "deposit accounts," "inventory," "farm products," "fixtures" and "equipment," as such terms are defined in the Massachusetts Uniform Commercial Code in effect on the date hereof, and all products, proceeds and insurance proceeds of the foregoing.

3. REPRESENTATIONS AND AGREEMENTS OF BORROWER. Borrower represents to Silicon as follows, and Borrower agrees that the following representations will continue to be true, and that Borrower will comply with all of the following agreements throughout the term of this Agreement.


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         3.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower, if a corporation, is and will continue to be, duly authorized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized, and do not violate any law or any provision of, and are not grounds for acceleration under, any agreement or instrument which is binding upon Borrower.

         3.2 NAME; PLACES OF BUSINESS. The name of Borrower set forth in this Agreement is its correct name. Borrower shall give Silicon 15 days' prior written notice before changing its name. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Silicon at least 15 days prior written notice before changing its chief executive office or locating the Collateral at any other location.

         3.3 COLLATERAL. Silicon has and will at all times continue to have a first-priority perfected security interest in all of the Collateral other than specific equipment. Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.

         3.4 FINANCIAL CONDITION AND STATEMENTS. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of Borrower. Borrower will provide Silicon: (i) within 25 days after the end of each month, a monthly financial statement prepared by Borrower, a compliance certificate and such information as Silicon shall reasonably request: (ii) within 90 days following the end of Borrower's fiscal year, beginning with fiscal year ending June 30, 1997, complete annual financial statements, certified by independent certified public accountants acceptable to Silicon and accompanied by the unqualified report thereon by said independent certified public accountants: and (iii) other financial information reasonably requested by Silicon from time to time.

         3.5 TAXES; COMPLIANCE WITH LAW. Borrower has filed, and will file, when due, all tax returns and reports required by applicable law, and Borrower has paid, and will pay, when due, all taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower has complied, and will comply, in all material respects, with all applicable laws, rules and regulations.

         3.6 INSURANCE. Borrower shall at all times insure all of the tangible personal property Collateral and carry such other business insurance as is customary in Borrower's industry.

         3.7 ACCESS TO COLLATERAL AND BOOKS AND RECORDS. At reasonable times, on one business day notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records.

         3.8 OPERATING ACCOUNTS. Borrower shall maintain its primary operating accounts with Bank.

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         3.9 FINANCIAL COVENANTS.  Borrower shall at all times comply with the financial covenants set forth in the Schedule to this Agreement.

         3.10 ADDITIONAL AGREEMENTS. Borrower shall not, without Silicon's prior written consent, do any of the following: (i) enter into any transaction outside the ordinary course of business except for the sale of capital stock to venture investors, provided that Borrower promptly delivers written notification to Silicon of any such sale; (ii) sell or transfer any Collateral, except for the sale of finished inventory or non-exclusive software licenses in the ordinary course of Borrower's business, and the sale of obsolete or unneeded equipment in the ordinary course of business; (iii) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); or
(iv) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock other than the repurchase of up to five percent (5%) of Borrower's then issued stock in any fiscal year from Borrower's employees or directors pursuant to written agreement with Borrower.

4. TERM. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"). This Agreement may be terminated, without penalty, prior to the Maturity Date as follows: (i) by Borrower, effective three business days after written notice of termination is given to Silicon; or (ii) by silicon at any time after the occurrence of an Event of Default, without notice, effective immediately. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay all Obligations in full, whether or not such Obligations are otherwise then due and payable. No termination shall in any way affect or impair any security interest or other right or remedy of Silicon, nor shall any such termination relieve Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full.

5. EVENTS OF DEFAULT AND REMEDIES. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement: (a) Any representation, statement, report or certificate given to Silicon by Borrower of any of its officers, employees or agents, now or in the future, is untrue or misleading in a material respect; or (b) Borrower fails to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Obligations outstanding at any time exceed the Credit Limit; or (d) Borrower fails to perform any other non-monetary Obligation, which failure is not cured within 5 business days after the date due; or (e) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (f) a material change in the ownership of Borrower, without the prior written consent of Silicon except for the sale of capital stock to venture investors, provided that Borrower promptly delivers written notification to Silicon of any such sale; or
(g) a material adverse change in the business, operations, or financial or other condition of Borrower. If an Event of Default occurs, Silicon, shall have the right to accelerate and declare all of the Obligations to be immediately due and payable, increase the interest rate by an additional four percent per annum, and exercise all rights and remedies accorded it by applicable law.

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6. GENERAL. If any provision of this Agreement is held to be unenforceable, the remainder of this Agreement shall still continue in full force and effect. This Agreement and any other written agreements, documents and instruments executed in connection herewith are the complete agreement between Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not in this Agreement or in other written agreements signed by the parties in connection this Agreement. The failure of Silicon at any time to require Borrower to comply strictly with any of the provisions of this Agreement shall not waive Silicon's right later to demand and receive strict compliance. Any waiver of a default shall not waiver any other default. None of the provisions of this Agreement may be waived except by a specific written waiver signed by an officer of Silicon and delivered to Borrower. The provisions of this Agreement may not be amended, except in a writing signed by Borrower and Silicon. Borrower shall reimburse Silicon for all reasonable attorneys' fees and all other reasonable costs incurred by Silicon, in connection with this Agreement (whether or not a lawsuit is filed). If Silicon or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees from the non-prevailing party. Borrower may not assign any rights under this Agreement without Silicon's prior written consent. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

7. MUTUAL WAIVER OF JURY TRIAL. BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF SILICON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR AFFILIATES.

         This Agreement is executed as of the date first written above.

                                      Borrower:

                                      By:  /s/ Nigel K. Donovan - Vice President
                                         ---------------------------------------
                                         President or Vice President


                                      Silicon:

                                      SILICON VALLEY BANK

                                      By:
                                         -----------------------------------

                                      Title:--------------------------------


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                      SCHEDULE TO EAST COAST EQUIPMENT LOAN

                           LOAN AND SECURITY AGREEMENT



BORROWER:                           Silknet Software, Inc.

DATE:                               March 5, 1997

         This Schedule is an integral part of the Loan and Security Agreement between Silicon Valley Bank, a California state chartered bank ("Silicon") and the above-named borrower ("Borrower") of even date.

Credit Limit (Equipment)      $300,000.00 (such amount to be funded under the
(Section 1):                  aggregate Credit Limit). Equipment Advances will
                              be made only on or prior to March 31, 1997 (the
                              "Last Advance Date") and only for the purpose of purchasing equipment reasonably acceptable to
                              Silicon. Advances shall not exceed 80% of the invoice value. Advances for software and leasehold improvements may, however, comprise up to 50% of the total Equipment Advances. Borrower must provide invoices for the equipment, dated subsequent to October 1, 1996, to Silicon on or before the Last Advance Date.

Interest Rate (Section 1):    A rate equal to the "Prime Rate" in effect from
                              time to time, plus 2% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Financial Covenants           Borrower shall comply with all of the following
(Section 3.9):                covenants. Compliance shall be determined as of
                              the end of each month, except as otherwise provided below:

Tangible Net Worth.           Borrower shall maintain a minimum Tangible Net
                              Worth of $450,000.00.

Liquidity.                    Borrower shall maintain a minimum Cash
                              plus 50% of A/R equal to 1.5x outstandings on the
                              line of credit.
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Equity Investment.            Borrower must raise a minimum
                              equity investment of $2,000,000.00 by May 15, 1997.


Definitions.                  "Tangible Net Worth" means the excess of total
                              assets over total liabilities, determined in accordance with GAAP, excluding however all assets which would be classified as intangible assets under GAAP, including, without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises.

 Maturity Date (Section 4):   After the Last Advance
                              Date, the unpaid principal balance of the Equipment Advances shall be repaid in 24 equal monthly installments of principal plus interest commencing on April 30, 1997 and continuing on the same day of each month thereafter until the entire unpaid principal balance and all accrued unpaid interest of the Equipment Advances have been paid
                              (subject to Silicon's right to accelerate the Equipment Advances on an Event of Default).


Borrower:                                   Silicon:

SILKNET SOFTWARE, INC.                      SILICON VALLEY BANK



By: /s/ Nigel K. Donovan                    By:
   ----------------------------------          ---------------------------------
     President or Vice President            Title
                                                  ------------------------------

                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of December 1, 1997, by and between Silknet Software, Inc. ("Borrower") whose address is The Gateway Building, 50 PhillipPe Cote Street, Manchester, NH 03101 and Silicon Valley Bank, a California-chartered bank ("Silicon"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name "Silicon Valley East".

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, an East Coast Equipment Loan and Security agreement (and Schedule thereto) dated March 5, 1997, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, an Equipment Facility with a Credit Limit in the amount of Three Hundred Thousand and 00/100 dollars ($300,000.00) (the "Equipment Facility #1"). With this Agreement, an equipment facility in the amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00) (the "Equipment Facility #2) shall be provided to Borrower for the purchase of equipment. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL: Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents, together with all other documents securing payment of the Indebtedness shall be referred to as the "Security Document". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Document".

3. DESCRIPTION OF CHANGE IN TERMS.

   A.       MODIFICATION TO LOAN AGREEMENT AND SCHEDULE THERETO.

            1. The following is hereby incorporated into the Schedule to the Loan Agreement as follows:

                     EQUIPMENT FACILITY #2 (CREDIT LIMIT). Advances will be made under Equipment facility #2 up to Four Hundred Thousand and 00/100 Dollars ($400,000.00).

                     EQUIPMENT FACILITY #2. Equipment Advances will be made only on or prior to February 28, 1998 (the "Last Advance Date #2") and only for the purpose of purchasing equipment reasonably acceptable to Silicon. Advances shall not exceed 90% of the invoice value. Advances for



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                      software and leasehold improvements may, however, comprise up to 25% of the total Equipment Facility #2.

                      Prior to the Last Advance Date #2, Borrower shall pay regular monthly payments of all accrued unpaid interest due as of each payment date beginning December 31, 1997 and all subsequent interest payments will be due on the last day of each month thereafter. The outstanding principal balance under the Equipment Facility as of the Last Advance Date will be payable in thirty six (36) even payments of principal plus interest due as of each payment date, beginning March 31, 1998 and all subsequent payments will be due on the last day of each month thereafter. The final payment will be for all outstanding principal plus all accrued interest not yet paid.

             2. The paragraph entitled "Interest Rate" is hereby Amended to incorporate the following:

                      Equipment Facility #2 Interest Rate. A rate equal to the "Prime Rate" in effect from time to time, plus 1.00 per annum.

             3. The "Equity Investment" covenant as described in the Section entitled "Financial Covenants" is hereby deleted in its entirety.

             4. The Liquidity covenant as described in the Section entitled "Financial Covenants" is hereby amended as follows:

                      Borrower shall maintain, as of the last day of each month, a minimum cash (and cash equivalents) plus 50% of accounts receivable equal to 2.00 times the outstandings under the Equipment Facility #1 and Equipment Facility #2.

             5. The Tangible Net Worth covenants as described in the Section entitled "Financial Covenants" is hereby amended as follows:

                      Borrower shall maintain, as of the last day of each month, a minimum tangible net worth of $750,000.00.



4. PAYMENT OF LOAN FEE OR COMPENSATING BALANCES. Borrower shall pay Silicon a fee in the amount of Three Thousand and 00/100 Dollars ($3,000.00) (the "Loan Fee"), plus all out-of-pocket expenses. In the event Borrower maintains minimum daily uncollected balances of not less than $500,000.00 in accounts maintained with Silicon, Borrower shall not be required to pay the Loan Fee (the "Compensating Balance Requirement").

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.


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6. NO DEFENSES OR BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Silicon is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Silicon to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction or the Indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arising out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Silicon cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

9. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Silicon (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Silicon in California).

10. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee or the maintenance of the Compensating Balance Requirement.

         This Loan Modification Agreement if executed as of the date first written above.


BORROWER:                              SILICON

SILKNET SOFTWARE, INC.                 SILICON VALLEY BANK, doing business
                                       as SILICON VALLEY EAST


By: /s/ Nigel K. Donovan               By:
   -----------------------------          --------------------------------
Name: Nigel K. Donovan                 Name:
     ---------------------------            ------------------------------
Title: CFO and Treasurer               Title:
      --------------------------             -----------------------------


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                                          SILICON VALLEY BANK


                                          By:
                                               ---------------------------------
                                          Name:
                                               ---------------------------------
                                          Title
                                               ---------------------------------
                                              (Signed at Santa Clara County, CA)